UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2009

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, Jarden Corporation (the “Company”) will release financial results for the second quarter of 2009 on July 22, 2009. The Company expects its second quarter revenue to be in line with or slightly exceed analysts’ consensus estimates, and also expects to meet or exceed consensus estimates for segment earnings and EPS for the quarter. The Company looks forward to commenting in more detail on its second quarter results during its regular quarterly conference call scheduled for 4:45 pm Eastern Time on July 22, 2009.

This current report on Form 8-K contains “forward-looking statements”, including statements regarding the Company’s revenue, segment earnings and earnings per share, that are based on assumptions about future events and financial performance which are believed to be reasonable but are inherently uncertain and difficult to predict. A discussion of factors that could cause actual results to differ materially from those projected results is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2009

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Senior Vice President,
General Counsel and Secretary